UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 24, 2021

MODULAR MEDICAL, INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-49671	87-0620495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 800-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2021, Modular Medical, Inc. (the “Company”) filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Nevada (the “Amendment”) to effect a one-for-three reverse stock split of the Company’s shares of common stock (the “Reverse Split”). Such amendment and ratio were previously approved by a majority of the Company’s stockholders and by the Company’s board of directors.

As a result of the Reverse Split, every three shares of the Company’s pre-reverse split outstanding common stock will be combined and reclassified into one share of common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the Reverse Split. No fractional shares will be issued in connection with the Reverse Split and any fractional shares of common stock resulting from the Reverse Split will be rounded up to the nearest whole share.

All stock options outstanding and common stock reserved for issuance under the Company’s equity incentive plan and warrants outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of affected shares of common stock by three and, as applicable, multiplying the exercise price by three, as a result of the Reverse Split.

The Reverse Split was approved by the Financial Industry Regulatory Authority, and the Company’s common stock began trading on a post-split basis on the OTCQB® Venture Market at the open of trading on November 29, 2021. The Company’s post-reverse split common stock has a new CUSIP number, 60785L207. Other terms of the Company’s common stock are not affected by the Reverse Split.

The Company’s transfer agent, Colonial Stock Transfer Company, is acting as exchange agent for the Reverse Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock for uncertificated shares of common stock. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to the brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On November 26, 2021, the Company issued a press release with respect to the Reverse Split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Modular Medical, Inc., filed with the Secretary of State of the State of Nevada on November 24, 2021

99.1	Press Release by Modular Medical, Inc. dated November 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODULAR MEDICAL, INC.

Date: December 1, 2021	By:	/s/ Ellen O’Connor Vos
Ellen O’Connor Vos
Chief Executive Officer